                                                                      EXHIBIT 12


                              AMSCAN HOLDINGS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                        (IN THOUSANDS, EXCEPT RATIO DATA)


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                                                                   YEARS ENDED DECEMBER 31,
                                   ---------------------------------------------------------------------------------------

                                                                                                               PRO FORMA
                                    1999              2000           2001           2002          2003           2003
                                   -------           -------        -------        -------       -------       ---------
                                   (Predecessor)  (Predecessor)  (Predecessor)  (Predecessor)  (Predecessor)
Earnings:
Income (loss) before taxes and
  minority interests               $17,380        $13,539          $18,793          $27,234      $27,327          $24,629
Add:  fixed charges                 29,998         29,847           28,355           26,205       31,031           31,821
Deduct: interest capitalized                         (223)           (981)
                                   -------        -------          -------          -------      -------          -------
Earnings, as adjusted              $47,378        $43,163          $46,167          $53,439      $58,358          $56,450
                                   =======        =======          =======          =======      =======          =======

Computation of fixed charges:
   Interest, expensed and
       capitalized                 $26,985        $26,834          $25,205          $21,970      $26,609          $27,399
   Interest portion of rent
       expense                       3,013          3,013            3,150            4,235        4,422            4,422
                                   -------        -------          -------          -------      -------          -------
    Total fixed charges            $29,998        $29,847          $28,355          $26,205      $31,031          $31,821
                                   =======        =======          =======          =======      =======          =======

Ratio of earnings to fixed           1.6 x          1.4 x            1.6 x            2.0 x        1.9 x            1.8 x
  charges
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                                       SIX             FOUR             TWO          SIX
                                      MONTHS           MONTHS          MONTHS       MONTHS
                                      ENDED            ENDED           ENDED        ENDED
                                     --------         --------        --------     ---------
                                                                                   PRO FORMA
                                     JUNE 30,         APRIL 30,       JUNE 30,      JUNE 30,
                                       2003             2004           2004           2004
                                     --------         ---------       --------     ----------
                                    (Predecessor)   (Predecessor)   (Successor)
Earnings:
Income (loss) before taxes and
  minority interests                  $10,251         $(1,395)        $ 1,201       $11,802
Add:  fixed charges                    15,497           9,800           5,420        15,446
Deduct: interest capitalized
                                      -------         -------         -------       -------
Earnings, as adjusted                 $25,748         $ 8,405         $ 6,621       $27,248
                                      =======         =======         =======       =======

Computation of fixed charges:
   Interest, expensed and
       capitalized                    $13,328         $ 8,494         $ 4,767       $13,487
   Interest portion of rent
       expense                          2,169           1,306             653         1,959
                                      -------         -------         -------       -------
    Total fixed charges               $15,497         $ 9,800         $ 5,420       $15,446
                                      =======         =======         =======       =======

Ratio of earnings to fixed              1.7 x           0.9 x           1.2 x         1.8 x
  charges
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